**FRANKLIN STREET PROPERTIES REPEAT INVESTORS**
**(1994 - 2009)**
**$1,761,000,000**


100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Essex Lane
Reata
One Tech
NAOP
Franklin
Weslayan
Park Seneca
Santa
Piedmont
Siverside
Hillview
Telecom
Forest Pk
Southfield
Blue Ravine
Bollman
Austin
Gateway
Lyberty
Gael
Goldentop
Centennial
Willow
Meadow
Timberlake
Federal
Fair Lakes
Northwest
Timberlake
Merrywood
Plaza
Park Ten
Montague
Addison
Royal Ridge
Collins
Innsbrook
380
Blue Lagoon
Eldridge
Highland
Satellite
1441 Main
5601 Exec Dr
505
Galleria North
Park Ten
Energy
Phoenix
50 South
303 East
Grand
Lakeside
New
Repeat